UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 4, 2007

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.              Other Events.

On September 4, 2007, the Company announced that updated results of its Phase 2 clinical trial of picoplatin confirm and extend its previously announced interim data analysis, which demonstrated a survival benefit in patients with recurrent small cell lung cancer (SCLC) who have relapsed within six months of first-line therapy. The company also for the first time announced the median one-year survival rate of 17.6 percent in the Phase 2 population of mostly platinum-refractory and -resistant patients studied in this trial.   The updated picoplatin Phase 2 data were presented during a poster discussion session at the International Association for the Study of Lung Cancer’s (IASLC) 12th World Conference on Lung Cancer in Seoul, Korea.  See press release dated September 4, 2007 attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 5, 2007, the Company announced that it had been granted fast track designation by the U.S. Food and Drug Administration (FDA) for its lead product candidate, picoplatin, for the second-line treatment of refractory or resistant small cell lung cancer (SCLC).  See press release dated September 5, 2007 attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)              Exhibits.

99.1 – Press release dated September 4, 2007

99.2 – Press release dated September 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: September 7, 2007	By:	/s/Anna Lewak Wight
Name: Anna Lewak Wight
Title: Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 4, 2007

99.2	Press Release dated September 5, 2007